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                                  EXHIBIT 10.31

         Shareholders' Agreement on Business Restructuring among the Farming Bureau, Guilinyang Farm and Billion Luck, dated as of October 1, 1996 (Certified English translation of original Chinese version.)



The undersigned officer of China Resources Development, Inc., hereby represents that the following is a fair and accurate English translation of the original Chinese version of the Shareholders' Agreement on Business Restructuring among the Farming Bureau, Guilinyang Farm and Billion Luck, dated as of
October 1, 1996.




                                          /s/  Wong Wah On
                                          ---------------------------------
                                          Wong Wah On, Financial Controller
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                     SHAREHOLDERS' AGREEMENT ON BUSINESS
                                RESTRUCTURING


Parties involved:

General Bureau of Hainan State Farms (the "Farming Bureau")
Registered address: Nongken Street, Xiuying Caopo, Haikou City, Hainan Province, China.

Guilinyang State Farm ("Guilinyang")
Registered address: Lingshan, Qiongshan City , Hainan Province, China.

Billion Luck Company Ltd. ("Billion Luck")
Registered address: Cregue Buildings, P.O. Box 116, Road Town, Tortola, British Virgin Islands.


     WHEREAS, Hainan Agricultural Resources Co. Ltd. ("HARC") was legally established on June 28, 1994. The parties involved in this Agreement represent all the shareholders of HARC. Farming Bureau owns 39% shares of HARC, Guilinyang owns 5% shares of HARC and Billion Luck owns 56% shares of HARC.

     WHEREAS, all the parties agree that, since the incorporation of HARC, the natural rubber marketing and distribution operation has been its core business operation with good operating results and represents one of the main sources of income of HARC.

     WHEREAS, the parties also agree that the performance of certain procurement of materials and supplies operations of HARC is not too satisfactory with overlapping divisions, excessive manpower and high operating costs. In order to improve the operating perfermance of HARC, the business operations shall be restructured.

     WHEREAS, in the process of streamlining of the corporate structure and rationalization of manpower, office facilities which become excessive or assets with low return shall be sold. HARC shall transfer these assets together with the corresponding liabilities to Farming Bureau. Farming Bureau, HARC, First Supply and Second Supply shall enter into a separate "Asset and Staff Transfer Agreement" in accordance with the provisions of this Agreement.

     WHEREAS, the purpose of the restructuring is to reduce cost, to direct the working capital from businesses with low return to businesses with high return and to improve the operating performance.

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

The headings used in this Agreement are given for convenience only and shall not affect the interpretation of this Agreement.

Unless otherwise specified, the followings shall be referred as:

"Effective Date" are to the meaning of the provisions under Article 9 of this Agreement.

"Base Date" are to September 30, 1996.

"Accepted Accounting Standard of PRC" are to the accounting standard, rules and regulations as adopted in the PRC.

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"Assets Fair Value" are to the meaning of the provison under Article 3.5 of this Agreement.

"First Supply" are to First Goods And Materials Supply And Sales Corporation.

"Second Supply" are to Second Goods And Materials Supply And Sales Corporation.

"Transferors" are to HARC, First Supply and Second Supply, collectively.

"Assets" are to the assets, rights, contracts, etc., which are transferred by the Transferors to Farming Bureau. The details of which are listed out in the Exhibit 'Statement of Assets and Liabilities'.

"Liabilities" are to all the liabilities which are transferred by the Transferors to Farming Bureau. The details of which are listed out in the Exhibit. "Statement of Assets and Liabilities"

"Assets and Staff Transfer Agreement" are to the agreement which are signed by HARC, First Supply, Second Supply and Farming Bureau for the transfer of assets to Farming Bureau (see Exhibit 1).

"Statement of Assets and Liabilities" represents the Exhibit to the Asset and Staff Transfer Agreement.

"This Agreement" are to the provisions of this Agreement, including this Agreement and its Exhibits.

"Farming Bureau" are to General Bureau of Hainan State Farms and unless the context requires otherwise, includes its directly or indirectly controlled subsidiaries, branches, divisions, associated companies, joint ventures and legal entities.

"Records" are to the files, records, information, techniques or other information with business value which relate to the assets transferred.

"Transferred Staff" are to the redundant staff of the Transferors who are taken over by Farming Bureau.
"Accounts receivable" refers to the accounts receivable included in the Exhibit- Statement of Assets and Liabilities to the Assets and Staff Transfer Agreement.

"Accounts payable" refers to the accounts payable included in the Exhibit-Statement of Assets and Liabilities to the Assets and Staff Transfer Agreement.

"Other reseivables" refers to the other receivables included in the Exhibit - Statement of Assets and Liabilities to the Assets and Staff Transfer Agreement.

"Other payables" refers to the other payables included in the Exhibit - Statement of Assets and Liabilities to the Assets and Staff Transfer Agreement.

"Long Term Investments" refers to the long term investments included in the Exhibit- Statement of Assets and Liabilities to the Assets and Staff Transfer Agreement.

"Fixed assets" refers to the fixed assets included in the Exhibit-Statement of Assets and Liabilities to the Assets and Staff Transfer Agreement.

     "Inventories" refers to the inventories included in the Exhibit-Statement of Assets and Liabilities to the Assets and Staff Transfer Agreement.

"Contracts" are to all the written and verbal contracts transferred to Farming Bureau, including the contracts between the Transferors and the Transferred Staff.


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"Responsibilities and Obligations" are to all the contractual and legal responsibilities and obligations with respect to the assets, liabilities and personnel transferred to Farming Bureau.


1    ORGANIZATION RESTRUCTURING

1.1 The wholly owned subsidiaries of HARC, First Supply and Second Supply, whose name are to be changed to "Hainan Agricultural Resources First Development Ltd." ("First Development") and "Hainan Agricultural Resources Second Development Ltd." ("Second Development"), respectively.

1.2 The existing trading divisions of First Supply shall consolidated into two trading divisions of First Development, namely, Rubber Division and Materials and Supplies Procurement Division. A new division to handle the import and export trade will also be established.

     Rubber Division continues to be the core operation for natural rubber marketing and distribution.

     Materials and Supplies Division are consolidated from the existing various materials and supplies divisions of First Supply. Its principal businesses are to procure the production materials for the Hainan State Farms and other customers, as well as trading of other materials.

     Import and Export Division shall be responsible for the import and export trading of rubber, rubber products and other materials.

1.3 The existing trading divisions of Second Supply shall also be consolidated into two trading divisions of Second Development, namely, Rubber Division, and Materials and Supplies Division. A new Import and Export Division shall also be established to handle the impot and export trade. These divisions have the same functions as those divisions of First Development.

1.4 HARC shall establish a new division for investment management which is responsible for all the investment activities of HARC.

1.5 The Board of Directors and management team of HARC shall be responsible for the following matters:

     (1) coordinate and allocate the workload among all the divisions of HARC, First Supply and Second Supply, and work out a detail plan for this.

     (2) plan and carry out a detail action plan to complete the establishment of the aforementioned divisions.

     (3) amend and formulate the management system of HARC and its subsidiaries.

     (4) adjust and consolidate the accounting records of HARC and its subsidiaries.

     (5) appoint the executive management team of HARC and its subsidiaries.

     (6) amend and formulate the articles of associations of HARC and its subsidiaries.

1.6 Any shareholders of HARC shall have the right to employ an independent accountant to audit the adjusted accounting records immediately following the restucturing exercise.


2    TRANSFER OF STAFF

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2.1  After the streamlining of the corporate structure of HARC, HARC and its subsidiaries shall implement a staff reallocation program in order to improve the operating efficiency and to reduce operating costs.

2.2 A summary of the number of staff, categorized by functions, remains in HARC, First Supply and Second after the restructuring exercise is set out in the Exhibit to this Agreement.

2.3 All the staff that are regsred as redundant under this Agreement shall be taken over by Farming Bureau. But HARC and Farming Bureau shall take other appropriate procedures by mutual agreement to deal with those staff whom Farming Bureau are not willing to take over.
2.4 HARC, First Supply and Second Supply shall terminate the employment in accordance with the employment contract terms with the Transferred Staff and comply with all the legal requirements. The Transferors and Farming Bureau shall take all the necessary steps in obtaining the termination approval from the staff. The Farming Bureau shall also provide employment to the Transferred Staff on a reasonable term of which the remuneration shall not be less than the existing staff of Farming Bureau with comparable grading and qualification.

2.5 Farming Bureau shall assist to resolve any disputes arising from the Transferred Staff of HARC, First Supply and Second Supply following the restructuring exercise.

2.6 The insurance contracts of the Transferred Staff shall also be transferred to Farming Bureau at the same time when the staff are transferred. Farming Bureau shall compensate the Transferors with equivalent monetary value of the contracts.

2.7 According to the legal requirements and the employment contract terms, if there are any redundancy costs which the Transferors are required pay to the Transferred Staff. Such redundancy costs shall be reimbursed by Farming Bureau.


3    TRANSFER OF ASSETS AND LIABILITIES

3.1 In the process of streamlining of the corporate structure and rationalization of manpower, the office facilities which become excessive or assets with low return shall be transferred by HARC, First Supply and Second Supply to Farming Bureau together with the corresponding liabilities. The parties involved shall enter into a separate agreement to govern the transfer of assets, liabilities and staff. A sample of the "Assets and Staff Transfer Agreement" is shown as an Exhibit.

3.2 All parties in this Agreement shall ensure that the transfer of assets and liabilities, as shown in the Statement of Assets and Liabilities, to Farming Bureau pursuant to the Assets and Staff Transfer Agreement entered into between the Transferors and Farming Bureau will follow all the legal procedures. Farming Bureau shall acquire all the assets and assume all liabilities transferred.

3.3 Apart from the assumption of the responsibilities and obligations of the liabilities corresponding to the assets transferred, Farming Bureau shall not bear any other responsibilities and obligations that arises before the transfer and which should be borne by the Transferors.

3.4 The transfer methods for all kinds of assets and liabilities shall follow all the legal procedures and comply with all legal requirements.

3.5 The value of the net assets transferred shall be based on the fair value as of the Base Date. Those fair values shall be determined by an independent valuers jointly employed by the parties in this Agreement.


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3.6  Farming Bureau shall be responsible for the recovery of all the accounts receivable. If necessary, the Transferors shall provide any assistance and records for the collection of the accounts receivable. All the costs and expenses incurred thereon by the Transferors shall be borne by Farming Bureau.

3.7 Except for those disputes which have already been disclosed to Farming Bureau, the Transferors shall be responsible for all the losses and expenses for any disputes with third parties on the rights of ownership of the transferred assets, if the disputes are related to the events occurred and conditions existing before the Base Date which the Farming Bureau are not accountable. Any such losses incurred by Farming Bureau thereon shall also be compensated by the Transferors. If the disputes are related to the events occurred after the Base Date which are not the responsibilities of HARC, then Farming Bureau shall be solely accountable and should bear all the expenses and losses incurred thereon.

3.8 Except for those mortgages and rights of lien which have already been disclosed to Farming Bureau, the Transferors shall bear all the expenses and losses incurred resulting from claims of any mortgages or rights of lien on the transferred assets by third parties and if these mortgages or rights of lien were created before the Base Date. Any expenses and losses incurred by Farming Bureau thereon shall also be compensated by the Transferors. If the mortgages or rights of lien on the transferred assets are created after the Base Date, Farming Bureau shall bear all the expenses and losses incurred thereon.

3.9 The Transferors shall not warrant the quality of any tangible assets transferred, including but not limit to, fixed assets, consumable stores, etc.. For those assets which are specificially excluded by Farming Bureau before the Assets and Staff Transfer Agreement becomes effective, they shall be handled separately by mutual agreement of the parties involved.

3.10 Any losses resulting from litigations or government actions on the assets transferred shall be borne by Farming Bureau if the results of such litigations and actions are not yet finalized before the Base Date. For those assets which are specifically excluded by Farming Bureau before the Assets and Staff Transfer Agreement becomes effective, they shall be handled separately by mutual agreement of the parties.

3.11 Notwithstanding other provisions in this Agreement, the bank loans owed by the Transferors to the banks and the amounts owed by Farming Bureau's subsidiary farms to the Transferors shall be transferred as follows: the amounts receivable from the subsidiary farms and related companies of Farming Bureau shall be transferred to Farming Bureau on the Effective Date. Farming Bureau shall be responsible to procure the consent of the banks for the transfer of the bank loans no later than March 31, 1997. Before the bank loans are formally transferred to Farming Bureau, Farming Bureau shall be responsible for the repayment of the principal outstanding and all the bank interest incurred commencing from the Base Date. Any amount received or receivable from the subsidiary farms by the Transferors after the Base Date shall belong to Farming Bureau. The outstanding amount of the bank loans shall be used to reduce the amounts payable by Farming Bureau to the Transferors when the bank loans are formally transferred.

3.12 Farming Bureau represents and warrants to the Transferors that Farming Bureau clearly understands and has carried out its own assessment to the conditions and risks with respect to the assets and liablities to be transferred by the Transferors pursuant to this Agreement. Farming Bureau convenants to the Transferors that Farming Bureau shall bear all the rights, rewards, risks and obligations of ownership of the transferred assets and the corresponding liabilities immediately after the Base Date. Farming Bureau shall not tender any claims and requests for


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     compensation with respect to any changes in the conditions and risks of the transferred assets and liabilities that may arise after the Base Date.

4    PAYMENT

4.1 Except for the provision of Article 3.11 of this Agreement, Farming Bureau shall pay to the Transferors in cash the amount equivalent to the fair value of the net assets transferred in accordance with the provision of Article 3.5. In the event that the transfer is a net liabilities, the amount of the net liabilities shall then be used to reduce the amount due by the Farming Bureau to the Transferors.

4.2 A lump sum payment for the value of net assets transferred shall be made by the Farming Bureau in accordance with the instructions of the Transferors within 120 days upon the date of this Agreement.

5    TRANSFER OF CONTRACTS

5.1 The Transferors shall transfer the contracts related to the assets and liabilitiess transferred to Farming Bureau.

5.2 Upon the effectiveness of the Assets and Staff Transfer Agreement, all the rights and obligations of the Transferors inherent in the contracts transferred shall be ended as of the Base Date, even though the legal procedures for such transfer may not yet be completed. After the Base Date, all the rights and obligations of the contracts shall rest on Farming Bureau.

5.3 The Transferors shall have the obligations to provide all the details for the performance of the contracts transferred to Farming Bureau, but shall not have the obligations to compensate Farming Bureau for any losses incurred by Farming Bureau resulting from the performance or non-performance of the such contracts. For those contracts which are specifically excluded by Farming Bureau before the Assets and Staff Transfer Agreement becomes effective, they shall be handled separately by mutual agreement of the parties.


6    RECORDS

6.1 The Transferors shall transfer all the relevant records related to the assets to Farming Bureau.

6.2 The records transferred shall only limit to those which are kept by the Transferors as of the Effective Date. The Transferors shall not be held responsible for the incompleteness and incorrectness of the records transferred, but shall give reasonable assistance on their rectification if requested by Farming Bureau. All the costs incurred thereon shall be borne by Farming Bureau.

7    TAXES AND CHARGES

7.1 All the taxes and government charges related to the holding or usage of the assets, as derived in accordance with the Accepted Accounting Standard of PRC, shall be borne by the Transferors, if those charges should be accounted for before the Base Date in accordance with the accounting standard, or otherwise, shall be borne by Farming Bureau.

7.2 Any taxes and government charges in relation to the transfer of assets, as derived in accordance with the Accepted Accounting Standard of PRC, shall be borne by the parties involved in accordance with the legal requirements. All other charges shall be shared by the Transferors and Farming Bureau on a reasonable basis.



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INSURANCE

8.1 The beneficiary of the insurance contracts purchased by the Transferors on the assets shall be changed to Farming Bureau. Before the completion of this process, any insurance compensation received by the Transferors shall be paid to Farming Bureau.

8.2 The insurance premium which has been paid by the Transferors shall be borne by the Transferors if those premium should be accounted for before the Base Date in accordance with the accounting standard, or otherwise, shall be borne by Farming Bureau.

9    EFFECTIVE DATE

     This Agreement shall become effective and binding on all parties on October 1, 1996.


10   ACTIONS AT EFFECTIVE DATE

10.1 As of the Effective Date of this Agreement, the parties shall present the following documents:
     (1) In accordance with the Articles of Associations and the legal requirements, this Agreement shall be signed by the shareholders, board of directors or other authorized persons and accompanied with the photocopies of all the necessary and signed documents in making this Agreement effective.

     (2) The photocopies of other documents, certificates or approval letters as are required in accordance with the laws and the requirements of the relevant government authorities.

     (3)  The properly executed Assets and Staff Transfer Agreement.

11   OTHER REPRESENTATIONS AND WARRANTIES

11.1 The parties in this Agreement are legally established persons and have the authority to carry out businesses, to owe debts, to sign contracts and to have the civil rights.

11.2 This transaction is not outside the scope of the businesses of the respective parties.

11.3  This Agreement are signed by the legally authorized persons only.


12    CONFIDENTIALITY

      In the process of restructuring, the parties to this Agreement shall not disclose any information to third parties unless the disclosure isrequired by laws.


13    OTHER STIPULATIONS

13.1 The provisions of this Agreement overrule any other provisions among the parties which contradict with the provisions of this Agreement.

13.2 The Chinese version of this Agreement is the only valid version.

13.3 This Agreement is executed on November 29, 1996.

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General Bureau of Hainan State Farms

/s/  Han Jian Zhun
______________________________
Authorized Representative

Guilinyang State Farm

/s/  Lin Shi Luan
______________________________
Authorized Representative
Billion Luck Company Ltd.

/s/  Li Fei Lie
______________________________
Authorized Representative



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               SHAREHOLDERS' AGREEMENT ON BUSINESS RESTRUCTURING

                                   EXHIBIT 2



Pursuant to the Shareholders' Agreement on Business Restructuring, the districbution of employees (according to functions) of Hainan Agricultural Resources Company Ltd., First Goods and Materials Supply and Sales Corporation and the Second Goods and Materials Supply and Sales Corporation will be as follows:




                               Number of employees
                               -------------------
Administration and management                   25
Accounting and Finance                          29
Sales and Purchases                            122
Warehousing and transport                      239
                                              ----
TOTAL                                          415
                                              ====


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